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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statements Nos. 333-00358, 333-49667, 333-19301, 333-43611,
333-36703, 333-32571, 333-28647, 333-27763, 333-26381, 333-49667, 333-58929,
333-65891, 333-69825, 333-72609, 333-75143, 333-85937, 333-91893, 333-94319,
333-36200, and 333-42946 on Form S-3, of our report dated March 22, 2000 included in HA-LO Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in the Registration Statements.

                                                   /s/ ARTHUR ANDERSEN LLP

Chicago, Illinois
September 1, 2000